UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2006

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

The Company is a nominal defendant in an action captioned “Rebecca Miller, Derivatively on Behalf of Nominal Defendant Family Dollar Stores, Inc. v. Howard R. Levine, R. James Kelly, R. David Alexander, Jr., George R. Mahoney, Jr., John D. Reier, Albert S. Rorie, Philip W. Thompson, Mark R. Bernstein, James G. Martin, and Sharon Allred Decker, Defendants, and Family Dollar Stores, Inc., Nominal Defendant” filed in Mecklenburg County Superior Court, notice of which was received by the Company on August 28, 2006 (the “Lawsuit”).  The Lawsuit was filed by Rebecca Mitchell, a stockholder of the Company, on behalf of herself and similarly situated stockholders, and, derivatively on behalf of the Company, against certain present or former directors or officers of the Company and, nominally, against the Company, alleging that certain stock option grants were “backdated.”  The Company’s Board of Directors has formed a Special Committee, composed solely of independent directors who are not defendants in the Lawsuit, to evaluate the Lawsuit and take such actions with respect to the Lawsuit and related matters as they deem appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: September 25, 2006	By:	/s/ Janet G. Kelley
Janet G. Kelley